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                                 EXHIBIT 10.105

              SECOND AMENDMENT TO NDE ENVIRONMENTAL CORPORATION'S
                            SECURED PROMISSORY NOTE

         This Second Amendment to the Secured Promissory Note, is dated March 22, 1996, and is made by and between NDE Environmental Corporation, a Delaware corporation ("NDE"), and Gilbarco Inc., a Delaware corporation ("Gilbarco") referred to as the "Parties."

I.  RECITALS:

    1.1 ASSET PURCHASE. Whereas, Gilbarco and NDE entered into an Asset Purchase Agreement dated February 24, 1994.

    1.2  SECURED PROMISSORY NOTE.  Whereas, NDE executed a Secured Promissory
         Note in the amount of Two Million Four Hundred Fifty Thousand and no/100 Dollars ($2,450,000.00) on April 11, 1994, for a portion of the purchase price.

    1.3 FIRST AMENDMENT. Whereas, on February 28, 1995, the Parties entered into the First Amendment revising the principal amortization schedule.

    1.4 SECOND AMENDMENT. Whereas, to restructure this obligation, the Parties have developed this Second Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the Parties agree:

II.  REVISED TERMS

         2.1 RESCHEDULED PAYMENTS. The outstanding balance (including the principal of $2,450,000 and all accrued interest) on the Secured Promissory Note, after payment of the $256,000.00 provided for in Section 2.2 herein, shall be payable in full in one lump sum (principal and all accrued interest) on July 1, 1997.

         2.2 DOWN PAYMENT OBLIGATION. NDE shall (i) pay Gilbarco Two Hundred Fifty-Six Thousand Dollars ($256,000.00) in cash on or before Friday, March 29, 1996, or (ii) issue on or before Friday, March 29, 1996, a separate Note for Two Hundred Fifty-Six Thousand Dollars ($256,000.00), due on or before June 30, 1996, secured by a letter of credit in a form and from a bank fully acceptable to Gilbarco (the "Down Payment"). Upon receipt of the Down Payment,





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whether in cash or by note, Gilbarco shall forward the certificate provided in
Exhibit I. If the Down Payment provided by this section is not received on or before 5:00 p.m. Eastern Time on March 29, 1996, this Second Amendment shall not be effective and Gilbarco may exercise any and all of its rights under the Secured Promissory Note or Security Agreements.

         2.3 INCENTIVE PREPAYMENT RIGHTS. NDE will have the right to prepay the remaining obligations of the Secured Promissory Note at a discounted basis for the amounts and at the time periods reflected in Exhibit II. Upon the timely receipt of such prepayment amount, Gilbarco shall cancel the outstanding obligation, return the Secured Promissory Note marked "Paid" and release any and all security interests.

         2.4 SALE OF COLLATERAL. Gilbarco authorizes NDE to sell any and all of the collateral covered by the Security Agreement. NDE shall remit the proceeds of the sale of such collateral to Gilbarco until the applicable prepayment amount reflected on Exhibit II has been paid.

III.  OTHER PROVISIONS

    3.1 APPLICABLE LAWS. This Second Amendment shall be construed in accordance with the laws of the State of New York.

    3.2 ENTIRE AGREEMENT. The terms of this Second Amendment are the only changes to the Secured Promissory Note, and all other provisions of the Note and Security Agreement shall remain in full force and effect unless specifically amended therein.

    3.3 COUNTERPARTS. This Second Amendment may be entered into in any number of counterparts, each of which will be deemed an original and all of which, taken together, constitute one and the same agreement.


                                    NDE ENVIRONMENTAL CORPORATION


                                    By: ________________________________________
                                        Jay Allen Chaffee, Chairman of the Board

                                    Address:  8906 Wall Street, Suite 306
                                              Austin, TX 78754


                                    GILBARCO INC.

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    Address:  Gilbarco North America





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                                              7300 W. Friendly Avenue
                                              Greensboro, NC 27410

EXHIBIT I


CERTIFICATE



         Gilbarco Inc. has received the Down Payment provided for in Section
2.2 of the Second Amendment to NDE Environmental Corporation's Secured Promissory Note. The terms of the Second Amendment are fully effective as of this ____ day of March, 1996.


                                    GILBARCO INC.

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________


EXHIBIT II


                                             REPAYMENT INCENTIVE
               QUARTER                              AMOUNT
              --------------------------------------------------
              06/30/96                           $   256,000
              09/30/96                           $   384,000
              12/31/96                           $   512,000
              03/31/97                           $   640,000
              06/30/97                           $   768,000
              --------------------------------------------------





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